                                                                    EXHIBIT 10.7

                             VOTING TRUST AGREEMENT

      AGREEMENT made as of the 13th day of October, 1997, by and among State Street Bank and Trust Company (hereinafter sometimes referred to, along with its successor in trust, as the "Trustee"); International Integration Incorporated, a Delaware corporation (the "Company"), Sundar Subramaniam ("Subramaniam"), Subramaniam Limited Partnership, a Massachusetts limited partnership formed under an agreement of limited partnership dated July 19, 1995 (the "Partnership") and Harrington Trust Limited, as Trustee of the Geneva Trust, formed under an instrument of trust dated November 21, 1996 and amended by a Deed of Exclusion dated September 5, 1997 (the "Geneva Trust") (Subramaniam, the Partnership and the Geneva Trust are hereinafter sometimes referred to individually, as a "Stockholder," and collectively, as the "Stockholders").

      WHEREAS, the Company desires to establish an arrangement whereby the Stockholders grant the voting power with respect to all shares of Common Stock, $.01 par value per share, of the Company currently or hereafter owned by the Stockholders (the "Shares") to the Trustee in all matters on the terms and conditions set forth herein, and the parties hereto believe that the best interests of the Company will be protected and promoted thereby;

      WHEREAS, the Partnership has on or before the date hereof transferred to the Geneva Trust 1,800,000 Shares; and

      WHEREAS, the Trustee has consented to act under this Agreement for the purposes hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good, valuable and sufficient consideration, the receipt and adequacy of which is hereby acknowledged by all parties hereto, the parties hereto promise, covenant, undertake and agree as follows:

      1. TRANSFER OF STOCK TO TRUSTEE. Each of the Stockholders has deposited with the Trustee certificates representing all Shares currently held by such Stockholder. Each of the Stockholders hereby agrees to deposit with the Trustee certificates representing Shares hereafter held by such Stockholder, or shall direct the Company to issue such Shares directly to the Trustee. Each Stockholder hereby represents that the Shares deposited by him or it hereunder represent all shares of capital stock of the Company of which such Stockholder is the record or beneficial owner and that such Stockholder is the sole record, legal and beneficial owner of all Shares deposited by him or it hereunder. Each Stockholder hereby agrees and covenants that during the term of this Agreement, he or it shall remain the sole beneficial owner within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of all Shares deposited or to be deposited by him or it hereunder and all voting trust certificates issued hereunder. Subramaniam hereby represents that
(i) Sundar Subramaniam and Subitha Subramaniam, sister of Sundar Subramaniam, and their respective children and remote issue are the sole beneficiaries of the Geneva Trust and that no other party has or will have during the term of this Agreement any right, title or interest in any assets of the Geneva Trust including, without limitation, the Shares deposited or to be deposited by the Geneva Trust hereunder and (ii) after giving effect to the transfer to the Geneva Trust referred to above, the Partnership has no record or beneficial interest in any securities of the Company. All such stock certificates, unless issued by the Company directly to the Trustee as set forth above, shall be so endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee and to enable the Trustee to become the record owner of the Shares represented thereby in accordance with the terms and provisions hereof, which the Trustee shall forthwith cause to be done as hereinafter provided. Upon receipt by the Trustee of the certificates for any such shares of the stock of the Company and, if necessary, the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to each Stockholder depositing stock hereunder, or for whose benefit such stock was deposited, voting trust certificates representing such Stockholders' respective interests in the Company's capital stock deposited pursuant to this Agreement. In the event that a Stockholder becomes the holder of additional Shares of capital stock of the Company after the date hereof, he or it shall, within five business days of becoming the holder of such additional Shares, deposit with the Trustee certificates representing such additional Shares or shall direct the Company to issue such Shares directly to the Trustee which Shares shall thereupon be subject to the terms of this Agreement.

      2. AGREEMENT. Copies of this Agreement and of every agreement supplemental hereto or amendatory hereof shall be provided to each person depositing stock with the Trustee under this Agreement and to the Company, and shall be filed in the registered office of the Company in the State of Delaware, and shall be open to inspection by any beneficiary of the trust under this voting trust, daily during business hours. All voting trust certificates shall be issued, received and held subject to all of the terms of this Agreement. All persons, firms, corporations, trusts, or organizations for whose benefit stock is deposited hereunder who accept a voting trust certificate issued hereunder, shall be bound by the provisions of this Agreement with the same effect as if they had executed this Agreement.

      All certificates for the Company's capital stock transferred and delivered to the Trustee pursuant hereto (unless issued directly to the Trustee as set forth in Section 1 above) shall be surrendered by the Trustee to the Company and cancelled and new certificates therefor shall be issued to and held by the Trustee in their own names "As Voting Trustee".

      3. VOTING TRUST CERTIFICATES. Each voting trust certificate to be issued and delivered by the Trustee in respect of the capital stock of the Company, as hereinbefore provided, shall state the number of shares which it represents, shall be signed by the Trustee and shall be in substantially the same form as
EXHIBIT I hereto.

      4. TRANSFER OF CERTIFICATES. Transfer of any voting trust certificate shall be subject to any restrictions, provisions and conditions applicable to the stock which it represents, whether imposed by law, specified on such stock certificates or specified in this Agreement or in any other agreement including, without limitation, the Founding Stockholders' Agreement dated as of May 6, 1997 (as amended, the "Founding Stockholders' Agreement") between the Company and each Shareholder, as defined therein, which Agreement each party hereto represents is a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The Company hereby confirms its consent pursuant to the terms of the Founding Stockholders' Agreement to the transfer on or before the date of execution of this Agreement of up to 1,800,000 Shares by Subramaniam to the Partnership and the subsequent transfer by the Partnership to the Geneva Trust of all Shares transferred by Subramaniam to the Partnership, which Shares are subject to the Founding Stockholders' Agreement and this Agreement. Subject to the foregoing, the voting trust certificates shall be freely transferable on the books of the Trustee, at such office as the Trustee may designate, by the registered owner thereof, either in person or by attorney duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustee, and the Trustee may treat the registered holder as owner thereof for all purposes whatsoever, but the Trustee shall not be required to deliver new voting trust certificates hereunder without the surrender of such existing voting trust certificates.

      If a voting trust certificate is lost, stolen, mutilated or destroyed, the Trustee, in its discretion, may issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to it; (b) indemnity satisfactory to it; (c) the existing certificate, if mutilated; and (d) the Trustee's reasonable fees and expenses in connection with the issuance of a new trust certificate. The Trustee shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee and shall, in addition, deposit with the Trustee indemnity satisfactory to them.

      After termination of the Founding Stockholders' Agreement and this Agreement in accordance with their respective terms, upon written request from a Stockholder to transfer Shares, if the Company's securities are then publicly traded and Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), is then available to the Company, the Company will accept the legal opinion of counsel to such Stockholder if such counsel is experienced in securities law matters, that such transfer complies with the applicable provisions of Rule 144.

      5. TERMINATION PROCEDURE. Upon the termination of the voting trust at any time, as hereinafter provided, the Trustee shall mail within five business days of such termination written notice of such termination to the registered owners of the voting trust certificates, at the addresses appearing on the transfer books of the Trustee. From the date specified in any such notice (which date shall be fixed by the Trustee in accordance with the provisions of this Agreement) the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this voting trust other than to receive certificates for shares of stock of the Company or other property distributable under the terms hereof upon the surrender of such voting trust certificates.

      Within ten business days after surrender for cancellation of voting trust certificates by a registered holder, properly endorsed or accompanied by properly endorsed instruments of transfer, if appropriate, at the place designated by the Trustee, the Trustee shall deliver to such registered holder of such voting trust certificates, stock certificates for the number of shares of such class or classes of the Company's capital stock represented thereby as to which such registered holder shall be entitled.

      6. DIVIDENDS. If any dividend or distribution in respect of the stock deposited with the Trustee is paid, in whole or in part, in securities of the Company having voting powers of any nature, the Trustee shall likewise hold, subject to the terms of this Agreement, the securities which are received by it on account of such dividend or distribution, and the holder of each voting trust certificate representing stock on which such dividend or distribution has been paid shall be entitled to receive a voting trust certificate issued under this Agreement representing such securities. Holders entitled to receive the dividends or distributions referred to above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company or by law for the taking of a record to determine those holders of the Company's stock entitled to receive such dividends or distributions.

      If any dividend or distribution in respect of the stock deposited with the Trustee is paid other than in securities of the Company having voting powers of any nature, then the Trustee shall promptly distribute the same among the holders of voting trust certificates registered as such at the close of business on the day fixed by the Company or by law for the taking of a record to determine the holders of stock entitled to receive such dividend or distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

      In lieu of receiving cash dividends or distributions upon the capital stock of the Company and paying the same to the holders of voting trust certificates pursuant to the provisions of this Agreement, the Trustee may instruct the Company in writing to pay such dividends or distributions directly to the holders of the voting trust certificates specified by the Trustee. Upon receipt of such written instructions, the Company shall pay such dividends or distributions directly to the holders of the voting trust certificates. The Trustee may at any time before such payment revoke such instructions and by written notice to the Company direct it to make dividend or distribution payments to the Trustee. The Company shall not be liable to any holder of a voting trust certificate or any person claiming to be entitled to any such dividends or distributions by reason of adhering to any written instructions by the Trustee.

      7. SUBSCRIPTION RIGHTS. If any stock or other securities of the Company are offered for subscription to all the holders of the Company's capital stock deposited hereunder, the Trustee promptly, upon receipt of notice of such offer, shall mail a copy thereof to each of the registered holders of the voting trust certificates. Upon receipt by the Trustee, at least three days prior to the last day fixed by the Company for subscription and payment (but in no event affording the registered holder of the voting trust certificate less than 10 days to consider such subscription offer), of a request from any such registered holder of voting trust certificates to subscribe in his behalf (accompanied when due in accordance with the terms of the subscription offer by the sum of money required to pay for such stock or securities), the Trustee shall make such subscription and payment, and upon receipt from the Company of the certificates for shares or securities so subscribed for, shall issue to such holder a voting trust certificate in respect thereof if the same be stock having voting powers of any nature, but if the same be securities other than stock having voting powers of any nature, the Trustee shall mail or deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the certificate holder entitled thereto.

      8. DISSOLUTION OF THE COMPANY. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the holders of the Company's capital stock deposited hereunder are entitled, and shall distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the transfer books of the Trustee, or the Trustee may in its discretion deposit such moneys, securities, rights, or property with any bank or trust company, licensed and doing business in the Commonwealth of Massachusetts, with authority and instructions to distribute the same as above provided, and upon such deposit, all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights, or property so deposited shall cease.

      9. RIGHTS, POWERS AND DUTIES OF TRUSTEE.

            (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates for cancellation, title to all the Company's stock deposited hereunder shall be vested in the Trustee, and the Trustee shall have the right, acting as hereinafter provided, to exercise, in person or by their nominees or proxies, all stockholders' rights and powers in respect of all stock deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, whether ordinary or extraordinary. The right to vote shall include the right to vote for the election of directors and, subject to the provisions of Section 9(b) hereof, the right to vote in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of stockholders of the Company. Before voting on any matter, the Trustee shall discuss such matter with Joseph
M. Tucci and John A. Young, if they are then serving on the Company's Board of Directors, provided, however, that the Trustee shall not be obligated to follow their recommendations. It is expressly understood and agreed that, except as provided in the immediately following paragraph, the holders of voting trust certificates shall not have any right, either under said voting trust certificates or under this Agreement, or under any agreement express or implied, or otherwise, with respect to any shares of capital stock of the Company held by the Trustee hereunder to vote such shares or to take part in or consent to any corporate action, or to do or perform any other act or thing which the holders of capital stock of the Company are now or may hereafter become entitled to do or perform.

      (b) If the approval of the stockholders of the Company is sought or required by law in connection with any of the following actions, the Trustee will comply with the provisions of this Section 9(b) before voting any Shares subject to this Agreement:

                  (i) the sale of substantially all the assets or capital stock of the Company to an acquiring party, or the merger or consolidation of the Company into or with another corporation, and the acquiring party of the Company's assets or capital stock or the other party to the merger or consolidation of the Company referred to above is not an "affiliate," within the meaning of Rule 405 promulgated under the Securities Act, of any Stockholder;

                  (ii) the issuance of any right to acquire any capital stock of the Company or the issuance of any capital stock of the Company other than (x) the granting of stock options pursuant to the Company's stock option plan in effect on the date hereof, (y) the acquisition of shares of the Company's Common Stock upon the exercise of such options or (z) the sale of capital stock by the Company pursuant to a registration statement declared effective by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act ("IPO");

                  (iii) the voluntary or involuntary liquidation, dissolution or winding up of the Company;

                  (iv) the declaration or payment of any dividends on any
            capital stock of the Company other than dividends payable pro rata to all holders of capital stock of the Company;

                  (v) the incurrence of indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business) in excess of $5 million;

                  (vi) the acquisition of any equity security, or any right to acquire any equity security, of any other corporation other than the Company's formation of one or more wholly-owned subsidiaries (or subsidiaries in which a de minimis number of shares are held by a third party in order to comply with local law), in connection with the conduct of the Company's business in the ordinary course;

                  (vii) any transaction or proposed transaction, other than an
            IPO, pursuant to which any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                  (viii) any amendment to or restatement of the Company's
            Certificate of Incorporation other than an amendment or restatement proposed in connection with an IPO which amendment contain provisions relating to one or more of the following matters:

                        (A) increases the number of shares of Common Stock,
                  which the Company is authorized to issue,

                        (B) authorizes the Company to issue preferred stock,

                        (C) indemnifies the Company's officers and directors to
                  the maximum extent permitted by law,

                        (D) limits or eliminates the liability of the Company's
                  officers and directors for breaches of fiduciary duty,

                        (E) prohibits stockholders of the Company from acting
                  without a meeting,

                        (F) requires a super majority vote of stockholders to
                  amend certain provisions of the Company's Certificate of Incorporation, or

                        (G) staggers the terms of the Company's Directors.


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

The Trustee will deliver written notice to each holder of voting trust certificates of such action and vote the Shares subject to this Agreement for the benefit of each such holder of voting trust certificates in accordance with the written instructions delivered by such holder of voting trust certificates provided such holder of voting trust certificates delivers such written instructions to the Trustee within ten business days of delivery of the notice to the holder of voting trust certificates by the Trustee. The notice shall include as part thereof all information relating to such action available to the non-employee Directors of the Company, and the notice thereof and all such information shall be confidential information of the Company and shall not be disclosed by any holder of voting trust certificates to any other party except his or its financial or legal advisors who shall be advised by the holder of voting trust certificates of the confidential nature of such notice and information.

      The Trustee shall not be responsible with respect to any action taken pursuant to, or act committed or omitted to be done under this Agreement, including without limitation, voting or giving written consents with respect to the shares of stock held by it hereunder, provided such action or commission or omission does not amount to wilful misconduct on their part. No Trustee shall be responsible for any vote or act committed or omitted to be done by any predecessor or successor Trustee or otherwise except for his own individual wilful misconduct. No Trustee shall be responsible for (i) management of the Company or (ii) any actions taken by any person elected as a director of the Company or by the Company pursuant to any vote cast or consent given by the Trustee.

      The Trustee may, in its discretion, consult with legal counsel, who may also be legal counsel to the Company, and any action taken in good faith by the Trustee in reliance upon the advice of legal counsel shall be conclusive in favor of the Trustee against all holders of voting trust certificates and all other interested parties.

      The Trustee shall at all times keep, or cause to be kept, complete and accurate records of all stock deposited with him hereunder, the identity, addresses and ownership of the depositing Stockholders, and all certificates of beneficial interest issued by the Trustee. Such records shall be open to inspection by any depositing stockholder at all reasonable times.

      A certificate signed by the Trustee shall be conclusive evidence to all persons as to who are then serving as Trustee and as to any action taken by the Trustee.

      10. SUCCESSOR TRUSTEE. The Trustee may resign effective 30 days after delivery of written notice to all holders of voting trust certificates and the Company. In the event of the Trustee's resignation or inability to act, the Board of Directors of the Company may, but shall not be obligated, to select a successor Trustee after discussion with Subramaniam, In the event that a successor trustee is not selected within the 30-day period referred to in the first sentence of this Section 10, this Agreement shall terminate.

      The Trustee shall affix its signature to this Agreement and each successor Trustee shall accept appointment or election hereunder by affixing his or her signature to this Agreement, or a counterpart hereof, within the 30-day period referred to in the first sentence of this Section 10. By affixing its signatures to this

Agreement, the Trustee and each successor Trustee agree to be bound by the terms hereof.

      11. INDEMNIFICATION OF TRUSTEE. The Trustee shall be entitled to be fully indemnified by the Company to the fullest extent permitted by law, against all costs, charges, expenses, loss, liability and damage (other than those for which it is responsible under Section 9(b) hereof) incurred by it in the administration of the Trust or in the exercise of any power conferred upon the Trustee by this Agreement. The Stockholders, and each of them, hereby covenant with the Trustee that in the event that the assets of the Company or the proceeds of insurance policies then in effect, if any, are insufficient to indemnify the Trustee in accordance with the preceding sentence, the Stockholders, and each of them, will in proportion to the amount of their respective shares of capital stock subject to this Agreement, hold harmless and keep indemnified the Trustee of and from all loss or damage which the Trustee may sustain or be put to by reason of anything it may lawfully do in the execution of this Trust other than as a result of its wilful misconduct. Notwithstanding the foregoing, the liability of Harrington Trust Limited, as Trustee of the Geneva Trust, shall not exceed the value of the assets then held of record or beneficially by the Geneva Trust, including, without limitation, the value of the Shares of which the Geneva Trust is then the beneficial owner. The Trustee hereby agrees not to charge any fees for its services hereunder except for the reimbursement of expenses necessarily incurred in connection with the discharge of its duties hereunder, including without limitation attorney's fees, and the Stockholders, and each of them, hereby agree to reimburse the Trustee for all such expenses in proportion to the amount of their respective shares of capital stock subject to this Agreement.

      12. MEETING OF VOTING TRUST CERTIFICATE HOLDERS. A meeting of the voting trust certificate holders may be called at any time by the Trustee. Written or printed notice of any such meeting shall be given to all registered holders of voting trust certificates, and such notice shall contain the date, time and place of such meeting. At any such meeting, a quorum shall consist of a majority in interest of the registered holders of voting trust certificates.

      13. "STAND-OFF AGREEMENT". Each Stockholder, if requested by the Company and the managing underwriter of an IPO, shall execute an agreement not to sell publicly or otherwise transfer or dispose of any securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of the registration statement filed with the Commission in connection with the IPO provided that all members of the Company's Board of Directors, the Company's Chief Executive Officer, President and Chief Financial Officer execute such agreement.

      14. AMENDMENTS AND TERMINATION. This Agreement may be amended or terminated by a written amendment or declaration of termination signed by the Company, the Trustee and by the holders of 80% in interest of the voting trust certificates. If not previously terminated, this Agreement shall terminate upon the first to occur of:

      (a) the merger or consolidation of the Company with or into another corporation if such other corporation shall be the surviving and continuing corporation, or the sale of all or substantially all of the assets or stock of the Company to another corporation;

      (b) the closing date of an underwritten public offering of common stock by the Company pursuant to which the Company shall receive net proceeds of at least $10,000,000; or

      (c) December 31, 1998.

      15. SALE AND TRANSFER OF COMPANY'S STOCK. Except as otherwise provided in this Agreement, the Trustee shall not sell, hypothecate, pledge, assign or otherwise transfer the stock of the Company, or any interest whatsoever therein, held pursuant to this Agreement.

      16. NOTICES; DISTRIBUTIONS. Unless otherwise specifically provided in this Agreement, any notice to or communication with the holders of the voting trust certificates hereunder shall be deemed to be sufficiently given or made if (i) personally delivered or mailed, postage prepaid, to such holders at their respective addresses appearing on the signature page hereof, which shall in all cases be deemed to be the addresses of voting trust certificate holders for all purposes under this Agreement, without regard to what other or different addresses the Trustee may have for any voting trust certificate holder on any other books or records of the Trustee or (ii) telecopied to the respective telecopy number set forth on the signature page hereof and confirmed by letter sent to the appropriate address set forth in clause (i) above. Copies of notices to the Stockholders shall be sent by telecopy (confirmed by letter) to Susan E. Pravda, Esq., Epstein, Becker & Green PC, 75 State Street, Boston, Massachusetts 02109, telecopier number 617-342-4001.

      Any notice to the Trustee or Company hereunder shall be sufficient if personally delivered or mailed, postage prepaid, by certified or registered mail, at the following addresses:

      The Trustee:      State Street Bank and Trust Company
                        225 Franklin Street, 3rd Floor
                        Boston, Massachusetts 02110
                        Attention: Edward Voccola
                        Telecopier number: 617-664-3286

      With a copy to:   Eric P. Hayes, Esq.
                        State Street Bank and Trust Company
                        225 Franklin St., 3rd Floor
                        Boston, Massachusetts 02110
                        Telecopier number: 617-664-3286

      The Company:      International Integration Incorporated
                        101 Main Street
                        Cambridge, Massachusetts 02142
                        Attention: Chief Executive Officer

      With a copy to:   Peter B. Tarr, Esq.
                        Hale and Dorr LLP
                        60 State Street
                        Boston, Massachusetts 02109
                        Telecopier number: 617-526-5000

or telecopied to telecopier number 617-374-5901 and confirmed by letter sent to the Company at the address set forth above.

      Any party to this Agreement may change his or its address or telecopier number for the giving of notices by giving notice of such changed address or telecopier number in the manner set forth above. All notices given hereunder shall be deemed given as of the date of personal delivery or two days after the date of mailing, as the case may be, except that any notice of change of address or any notice delivered by telecopier shall be deemed given when received.

      All distributions of cash, securities, or other property hereunder by the Trustee to the holders of voting trust certificates may be made, in the discretion of the Trustee, by mail (regular, registered or certified mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the holders of voting trust certificates.

      17. CONSTRUCTION. This Agreement was executed in the Commonwealth of Massachusetts, is to take effect as a sealed instrument, and is binding upon and inures to the benefit of the parties hereto and their successors and assigns. The administration and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The invalidity or nonenforceability of any term or provision of this Agreement or of any voting trust certificate shall in no way impair or affect the balance hereof or thereof, which shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereof have executed this Agreement under seal, all as of the day and year first above written.

                                   INTERNATIONAL INTEGRATION
                                   INCORPORATED


                                   By: /s/ Michael Pehl
                                       -------------------------------------
                                       Michael Pehl
                                       Chief Executive Officer

                                   TRUSTEE:

                                   STATE STREET BANK AND TRUST
                                   COMPANY


                                   By:
                                       -------------------------------------

                                   Title:
                                          ----------------------------------

      IN WITNESS WHEREOF, the parties hereof have executed this Agreement under seal, all as of the day and year first above written.

                                   INTERNATIONAL INTEGRATION
                                   INCORPORATED


                                   By:
                                       -------------------------------------
                                       Michael Pehl
                                       Chief Executive Officer

                                   TRUSTEE:

                                   STATE STREET BANK AND TRUST
                                   COMPANY


                                   By: /s/ Edward R. Voccola
                                       -------------------------------------

                                   Title: Vice President
                                          ----------------------------------

Number of Shares                   STOCKHOLDERS:
Deposited with
Trustee:

5,355,025         Shares           /s/ Sundar Subramaniam
------------------------           -----------------------------------------
                                   Sundar Subramaniam
                                   75 Cambridge Parkway, #W1107
                                   Cambridge, Massachusetts 02142
                                   Telecopier Number:

                                   SUBRAMANIAM LIMITED PARTNERSHIP

Zero Shares                        By: /s/ Sundar Subramaniam
                                       -------------------------------------
                                       Sundar Subramaniam
                                       General Partner
                                       Hereunto duly authorized
                                       Address: 75 Cambridge Pkwy., #W1107
                                                Cambridge, MA 02142
                                       Telecopier Number:

                                   GENEVA TRUST

                                   Harrington Trust Limited, as Trustee

1,800,000         Shares           By: /s/ [Illegible]
------------------------               -------------------------------------

                                   Title: President/ Director
                                          ----------------------------------
                                   Address: Harrington Trust Limited
                                                P.O. Box HM 1179
                                                  Hamilton HM EX
                                                     Bermuda
                                   Telecopier Number:
                                   (441)2928666

                                    EXHIBIT I

                            VOTING TRUST CERTIFICATE

No. _________                                        _____________Shares

      This certifies that the undersigned Trustee have received a certificate or certificates in the name of ____________________ evidencing ownership of ________ shares of the Common Stock, $.01 par value, of INTERNATIONAL INTEGRATION INCORPORATED (the "Company"), a Delaware corporation, and that said shares are held subject to all of the terms and conditions of a certain Voting Trust Agreement dated as of the __ day of September, 1997, by and among the Company, State Street Bank and Trust Company as Trustee, and certain stockholders of the Company (the "Agreement") and are entitled to all of the benefits set forth in the Agreement. Copies of the Agreement and of every amendment and supplement thereto are on file at the office of the Company and shall be available for the inspection of every beneficiary thereof during normal business hours. The holder of this certificate, which is issued, received and held under the Agreement, by acceptance hereof, assents to and is bound by the Agreement.

      This Voting Trust Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the trustee and the Company have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

      Subject to the provisions of the foregoing, this certificate is transferrable only on the books of the trustee, by the registered holder in person or his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the trustee may treat the registered holder hereof as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without the surrender of this certificate or otherwise pursuant to the aforesaid Voting Trust Agreement.

      IN WITNESS WHEREOF, Trustee has hereunto executed this certificate as of the ______________ day of October, 1997.

                                   TRUSTEE:

                                   STATE STREET BANK AND
                                   TRUST COMPANY

                                   By:
                                       --------------------------------------

                                   Tit1e:
                                          -----------------------------------